UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	369 N. New York Ave., Suite 201 Winter Park, Florida (Address of principal executive offices)	32789 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CTO	NYSE
6.375% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CTO-PA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

New At-the-Market Offering Programs

A.	Common At-the-Market Offering Program

On November 12, 2024, CTO Realty Growth, Inc. (the “Company”) entered into a separate equity distribution agreement with Janney Montgomery Scott LLC (“Janney”) (the “Non-Forward Equity Distribution Agreement”), and with A.G.P./Alliance Global Partners (“AGP”), BMO Capital Markets Corp. (“BMO”), B. Riley Securities, Inc. (“B. Riley”), Robert W. Baird & Co., Incorporated (“Baird”), Jefferies LLC (“Jefferies”), JonesTrading Institutional Services LLC (“JonesTrading”), KeyBanc Capital Markets Inc. (“KeyBanc”), Lucid Capital Markets, LLC (“Lucid”), Raymond James & Associates, Inc. (“Raymond James”), Regions Securities LLC (“Regions”), Truist Securities, Inc. (“Truist”) and Wells Fargo Securities, LLC (“Wells Fargo”) (collectively, the “Forward Equity Distribution Agreements” and, together with the Non-Forward Equity Distribution Agreement, the “Common Equity Distribution Agreements”), pursuant to which the Company may issue and sell from time to time shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $250,000,000 (the “Common Shares”). We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.”

Sales of the Common Shares, if any, may be made in transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices based on prevailing market prices.

The Forward Equity Distribution Agreements provide that, in addition to the issuance and sale of the Common Shares by us through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and AGP, BMO, B. Riley, Baird, Jefferies, JonesTrading, KeyBanc, Lucid, Raymond James, Regions, Truist and Wells Fargo, or their respective affiliates. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers,” and we refer to AGP, BMO, B. Riley, Baird, Jefferies, JonesTrading, KeyBanc, Lucid, Raymond James, Regions, Truist and Wells Fargo, when acting as agents for forward purchasers, individually as a “forward seller” and collectively as “forward sellers.” In connection with each particular forward sale agreement, the applicable forward purchaser will borrow from third parties and, through the applicable forward seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular forward sale agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a forward seller. The Company expects to fully physically settle any forward sale agreement with the applicable forward purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of Common Stock (in the case of net share settlement).

Each sales agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all the Common Shares sold through it as sales agent under the applicable Common Equity Distribution Agreement. In connection with each forward sale, the Company will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed Common Shares sold by it as a forward seller.

The Common Shares will be offered and sold pursuant to a prospectus supplement, dated November 12, 2024, and a base prospectus, dated November 12, 2024, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-282678). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description is qualified in its entirety by reference to the full text of the Non-Forward Equity Distribution Agreements, the Forward Equity Distribution Agreements and the Master Forward Confirmations, the forms of which are attached as Exhibits 1.1, 1.2 and 1.3, respectively, to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Termination of Prior Common At-the-Market Offering Program

In connection with the establishment of the new common at-the-market offering program described above, the Company, on the one hand, and each of BMO, B. Riley, Baird, Janney, Jefferies, JonesTrading, KeyBanc, Raymond James, Regions, Truist and Wells Fargo, on the other hand, mutually agreed to terminate the prior equity distribution agreements, each dated October 28, 2022, and Compass Point Research & Trading, LLC terminated its prior equity distribution agreement, dated October 28, 2022. Under the prior equity distribution agreements, the Company could offer and sell from time to time shares of Common Stock having an aggregate gross sales price up to $150.0 million (the “2022 ATM Program”), approximately $3.6 million of which remained unsold at the time of the termination of the 2022 Equity Distribution Agreements. As a result of such termination, the Company will not offer or sell any additional shares under the 2022 ATM Program.

B.	Preferred At-the-Market Offering Program

On November 12, 2024, the Company entered into separate equity distribution agreements (collectively, the “Preferred Equity Distribution Agreements”) with each of AGP, BMO, B. Riley, Baird, Janney, Jefferies, JonesTrading, Raymond James and Truist (each, a “sales agent” and, collectively, the “sales agents”), pursuant to which the Company may issue and sell from time to time shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”), having an aggregate gross sales price of up to $25,000,000 (the “Preferred Shares”).

Sales of the Preferred Shares, if any, may be made in transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices based on prevailing market prices.

Each sales agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Preferred Shares sold through it as sales agent under the applicable Preferred Equity Distribution Agreement.

The Preferred Shares will be offered and sold pursuant to a prospectus supplement, dated November 12, 2024, and a base prospectus, dated November 12, 2024, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-282678). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Preferred Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description in this Item 8.01 is qualified in its entirety by reference to the full text of the Preferred Equity Distribution Agreements, the form of which is attached as Exhibit 1.4 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Termination of Prior Preferred At-the-Market Offering Program

In connection with the establishment of the new preferred at-the-market offering program described above, the Company, on the one hand, and each of BMO, B. Riley, Baird, Janney, Jefferies, JonesTrading, Raymond James and Truist, on the other hand, mutually agreed to terminate the prior equity distribution agreements, each dated August 23, 2024 (the “August 2024 Equity Distribution Agreements”). Under the August 2024 Equity Distribution Agreements, the Company could offer and sell from time to time shares of Series A Preferred Stock having an aggregate gross sales price up to $24,500,000 (the “August 2024 ATM Program”), approximately $24.1 million of which remained unsold at the time of the termination of the August 2024 Equity Distribution Agreements. As a result of such termination, the Company will not offer or sell any additional shares under the August 2024 ATM Program.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit Description
1.1	Form of Non-Forward Equity Distribution Agreement
1.2	Form of Forward Equity Distribution Agreement
1.3	Form of Master Forward Confirmation
1.4	Form of Preferred Equity Distribution Agreement
5.1	Opinion of Venable LLP (Common At-the-Market Offering Program)
5.2	Opinion of Venable LLP (Preferred At-the-Market Offering Program)
8.1	Tax Opinion of Vinson & Elkins L.L.P. as to certain U.S. federal income tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Venable LLP (included in Exhibit 5.2)
23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTO REALTY GROWTH, INC.

By:	/s/ Philip R. Mays
Name:	Philip R. Mays
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: November 12, 2024